UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Discretionary Bonus

On November 11, 2015, the board of directors of NeoGenomics, Inc., a Nevada corporation (the “Company”), considered and approved, at the recommendation of the compensation committee of the board, discretionary cash bonuses to Steven C. Jones, the Company’s Executive Vice President, Finance and a member of the board, and George A. Cardoza, the Company’s Chief Financial Officer. Mr. Jones was granted a bonus of $500,000 and Mr. Cardoza was granted a bonus of $100,000.  Each of these bonuses was granted in recognition of the officer’s extraordinary services in connection with the Company’s proposed acquisition of the business of Clarient, Inc. (the “Transaction”) and related financing, and is contingent upon the closing of the Transaction.  The bonus payable to Mr. Jones will be paid to Aspen Capital Advisors, LLC (“Aspen”), for which Mr. Jones is managing director, pursuant to a Consulting Agreement entered into between Aspen and the Company on November 11, 2015, as described below.

Consulting Agreement

In recognition of services relating to the Transaction performed to date by Mr. Jones, and in order to secure his continued services through the completion of the Transaction, on November 11, 2015, the Company entered into a Consulting Agreement with Aspen.  Pursuant to the agreement, Aspen will provide the Company with certain consultative and related services, including (i) negotiating and finalizing the transaction documentation associated with the Transaction, (ii) negotiating and finalizing bank credit agreements in connection with securing the bank financing for the Transaction, (iii) updating financial models that can be used in connection with finalizing the financing for the Transaction and establishing appropriate and responsible levels for the covenants that will be part of the bank credit agreements, (iv) updating the Company’s investor materials to inform the investment community about the benefits of the Transaction, (v) assisting the Company in soliciting the stockholder approval required to consummate the Transaction and (vi) such other matters as may be mutually agreed upon from time to time.

For Aspen’s services under the agreement, the Company will pay Aspen $500,000, of which $250,000 is for assisting with the negotiation and finalization of the bank credit agreements for the Transaction and the remainder for assisting with the Transaction.  The foregoing payments are subject to the consummation of the Transaction.  The Company will, without regard to the consummation of the Transaction, reimburse Aspen for all fees and disbursements reasonably incurred by it in connection with the services performed under the agreement.  The agreement will terminate on the date the date the Transaction is consummated or otherwise terminated.  The Company has agreed to indemnify Aspen for any losses incurred by it in connection with the performance of the services.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

10.1#	Engagement Letter between Aspen Capital Advisors, LLC and NeoGenomics, Inc. dated November 11, 2015.

_________________________# Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: November 17, 2015

Exhibit Index

Exhibit No.	Description

10.1#	Engagement Letter between Aspen Capital Advisors, LLC and NeoGenomics, Inc. dated November 11, 2015.

_______________________

# Management contract or compensatory plan or arrangement.